UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Power of the Dream Ventures, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

1

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF POWER OF THE DREAM VENTURES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Power of the Dream Ventures, Inc.

1095 Budapest, Soroksari ut 94-96, Hungary

+36-1-456-6061

INFORMATION STATEMENT

(Preliminary)

August 26, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Power of the Dream Ventures, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Power of the Dream Ventures, Inc., a Delaware corporation (the “Company”), to notify the Stockholders that on August 22, 2013, the Company received an unanimous written consent from the holders of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”). Each share of Series A Preferred has the equivalent of 40 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof). Currently, there are two holders of Series A Preferred (the “Series A Stockholders” or the “Majority Stockholders”), holding 2,000,000 shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate approximately 62.74% of the total voting power of all issued and outstanding voting capital of the Company. The Series A Stockholders authorized the following:

•	The increase in the number of authorized shares of Common Stock from fifty million (50,000,000) shares of Common Stock to one hundred million (100,000,000) shares of Common Stock (the “Authorized Share Increase”).

On August 22, 2013, the Board of Directors of the Company (“Board”) approved the Authorized Share Increase and recommended to the Majority Stockholders that they approve the Authorized Share Increase. On August 22, 2013, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with Delaware General Corporation Law (“DGCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about September 5, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

2

INTRODUCTION

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about September 5, 2013.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Power of the Dream Ventures, Inc. (the “Company,” “we,” “our,” or “us”) and the holders of Series A Preferred Stock (the “Series A Preferred”), which constitutes a majority of the voting capital stock of the Company.

Common Stock

By unanimous written consent of the Board (as permitted under the DGCL), the number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board (as is permitted under the DGCL and by the Certificate of Incorporation of the Company). The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on September 25, 2012. Among other things, the Certificate of Designation provides that each one share of Series A Preferred has voting rights equal to forty (40) shares of Common Stock.

As of August 22, 2013, there were issued and outstanding (i) 45,500,896 shares of Common Stock, (ii) 2,000,000 shares of Series A Preferred Stock and (iii) 1,000,000 shares of Series B Preferred. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase is approximately 127,500,896. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 63,750,489 votes, are required to approve the Authorized Share Increase by written consent. The Majority Stockholder, which holds in the aggregate 80,000,000 or approximately 62.74% of the voting equity of the Company, has voted in favor of the Authorized Share Increase thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A Stockholders, the number of shares of Series A Preferred held by each Series A Stockholder, the total number of votes that each Series A Stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Viktor Rozsnyay	1,000,000	40,000,000	40,000,000	31.37%
Peter Boros	1,000,000	40,000,000	40,000,000	31.37%

3

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from fifty million (50,000,000) shares to one hundred million (100,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional fifty million (50,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The Board has no current plans to issue any of the additional shares of Common Stock that would be authorized by this proposal. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of August 22, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of August 22, 2013, there were a total of 45,500,896 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of August 22, 2013, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

4

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Viktor Rozsnyay (1)	1,874,300	4.12%

Ildiko Rozsa (3)	570,000	1.25%

Peter Boros (4)	1,157,407	2.54%

All executive officers and directors as a group (3 persons)	3,601,707	7.92%

*Less than 1%

(1)   This percentage does not include shares of Preferred Stock.

(2)   Mr. Rozsnyay, the Chief Executive Officer of the Company and a member of the Board, owns 1,000,000 shares of our Series A Preferred Stock and 1,874,300 shares of our common stock.  His mailing address is 2049 Diosd, Ligetszepe ut 54, Hungary.

(3)   Ms. Rozsa, the Chief Financial Officer of the Company, owns 570,000 shares of our common stock. Ms. Rozsa’s mailing address is 1066 Budapest, Terez Krt. 22, Hungary.

(4)   Mr. Boros, a member of the Board, also owns 1,000,000 shares of our Series A Preferred Stock. His address is 9012 Gyor Ybl setany 23, Hungary.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 15, 2013;
(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2013, filed with the SEC on May 20, 2013;
(3)	Current Report on Form 8-K, filed with the SEC on June 11, 2013; and
(4)	Quarterly Report on Form 10-Q for the three months ended June 30, 2013, filed with the SEC on August 14, 2013.

5

You may request a copy of these filings, at no cost, by writing Power of the Dream Ventures, Inc. at 11095 Budapest, Soroksari ut 94-96, Hungary or telephoning the Company at +36-1-456-6061. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 11095 Budapest, Soroksari ut 94-96, Hungary or telephone at +36-1-456-6061.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

6

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Viktor Rozsnyay

Viktor Rozsnyay

Chairman of the Board of Directors

Dated: August 26, 2013

7